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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                              ____________________

                              ANSON BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            North Carolina                               56-2073894
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


           211 South Greene Street
             Post Office Box 249                             28170
          Wadesboro, North Carolina                        (Zip Code)
   (Address of principal executive offices)

                              ____________________

     If this Form relates to the              If this Form relates to the
     registration of a class of debt          registration of a class of debt
     securities and is effective upon         securities and is to become
     filing pursuant to General               effective simultaneously with
     Instruction A(c)(1) please               the effectiveness of a
     check the following box. [_]             registration statement under
                                              the securities Act of 1933
                                              pursuant to General Instruction
                                              A(c)(2) please check the
                                              following box. [_]

                              ____________________

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

            None                                           None
     -------------------                      ------------------------------


       Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                           --------------------------
                                (Title of Class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Registrant hereby incorporates by reference the sections entitled "DESCRIPTION OF CAPITAL STOCK --The Company" and "ANTI-TAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK -- The Company" in the Prospectus included in the Registrant's Registration Statement on Form SB-2 (Registration Number 333-47963) which was filed with the Commission on March 13, 1998, and as amended on May 8, 1998 and May 11, 1998 (the "Registration Statement on Form SB-2"). Any statement contained in the above-referenced sections of the Registration Statement on Form SB-2 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement on Form 8-A to the extent that such statement is modified or superseded by any document subsequently filed with the Commission.


ITEM 2.   EXHIBITS

Exhibit Number      Description
--------------      -----------

       I Copies of the form certificate for each security to be registered hereunder. Registrant also hereby incorporates by reference the Articles of Incorporation and Bylaws of Anson Bancorp, Inc. which are included as Exhibits 3(i) and 3(ii) in the Registration Statement on Form SB-2. Any item included as Exhibit 3(i) or 3(ii) to the Registration Statement on Form SB-2 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement on Form 8-A to the extent that such item is modified or superseded by any document subsequently filed with the Commission.

      II.1.         Not applicable.

      II.2.         Not applicable.

      II.3.         Not applicable.

      II.4.         Not applicable.

      II.5.         Not applicable.

      II.6.         Not applicable.


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ANSON BANCORP, INC.


Date:  June 19, 1998               By:   /s/ Eugene M. Ward
      ----------------------           ---------------------------------------
                                       Eugene M. Ward
                                       President and Chief Executive Officer


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